                               ALSTON & BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com



                                  EXHIBIT 5.1


                                January 20, 1998


National Data Corporation
National Data Plaza
Atlanta, Georgia  30329

     Re: 73,668 shares of the common stock of National Data Corporation, par value $.125 per share, to be registered on a Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to National Data Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), 73,668 shares (the "Shares") of the Company's Common Stock, par value $.125 per share (the "Common Stock"), for sale by certain stockholders of the Company (the "Selling Stockholders").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company, the Selling Stockholders and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.


 1211 East Morehead Street       3605 Glenwood Avenue   601 Pennsylvania Avenue, N.W.
    P. O. Drawer 34009            P. O. Drawer 31107      North Building, Suite 250
 Charlotte, NC 28234-4009       Raleigh, NC 27622-1107    Washington, DC 20004-2601
       704-331-6000                  919-420-2200               202-508-3300
     Fax: 704-334-2014            Fax: 919-881-3175           Fax: 202-508-3333

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National Data Corporation
January 20, 1998
Page 2



          As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

          On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, the Shares have been validly issued, fully paid and nonassessable by the Company under the Delaware General Corporation Law in effect on this date.

          Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia and the General Corporation Law of the State of Delaware.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by the Company pursuant to Rule 462(b) of the Act and to the use of our name under the heading "Legal Opinion" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                            Sincerely,

                            ALSTON & BIRD LLP



                            By:  /s/ Joel J. Hughey
                                --------------------
                                    Partner